Pilgrim’s Pride Reports Solid Conclusion to Fiscal 2012

GREELEY, Colo., February 14, 2013 – Pilgrim’s Pride Corporation (NASDAQ: PPC) reported fourth quarter 2012 results with net sales of $2.2 billion, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $64.4 million and net income of $22.8 million, resulting in earnings per share of $0.09 for the quarter.

For the full 2012 fiscal year, the Company achieved $8.1 billion in net sales and $393.9 million of EBITDA. Pilgrim’s recognized $174.2 million in net income for the year, or $0.70 per weighted average share, making it one of the Company’s best result in recent years. Net debt declined to $1.1 billion during the period, reflecting a year-to-date reduction of $327.8 million.

“The results achieved in 2012 point to a determined and disciplined execution of the strategy we implemented over a year and half ago. Through our team members’ efforts, we have improved our competitive position significantly over the past two years and we believe we are well positioned for that to continue,” stated Bill Lovette, Pilgrim’s Chief Executive Officer.

Mr. Lovette continued “While increased chicken pricing have helped offset the volatile increase in feed costs, our changes in sales mix, yield improvements and driving costs out of our plants and SG&A have made a pivotal impact. We continue to focus on creating value for our key customers, relentless pursuit of operational excellence and growing our value added exports in order to maintain the trajectory of improvement in 2013 and beyond.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 15 at 7:00 a.m. Mountain (9 a.m. Eastern). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to:
http://services.choruscall.com/links/ppc130215.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (877) 270-2148 within the US or +1 (412) 902-6510 internationally and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 2, 2013.

About Pilgrim’s Pride

Pilgrim’s employs approximately 38,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Rosemary Geelan
Pilgrim’s Pride Corp Investor Relations
Rosemary.geelan@pilgrims.com
(970) 506-8192

PILGRIM’S PRIDE CORPORATION
Consolidated Balance Sheets

	December 30	December 25,
	2012	2011
	(In thousands)
Cash and cash equivalents	$68,180	$41,609
Restricted cash and cash equivalents	-	7,680
Investment in available-for-sale securities	-	157
Trade accounts and other receivables, less allowance
for doubtful accounts	384,930	349,222
Account receivable from JBS USA, LLC	1,514	21,198
Inventories	950,296	879,094
Income taxes receivable	54,719	59,067
Prepaid expenses and other current assets	56,047	52,350
Assets held for sale	27,042	53,816
Total current assets	1,542,728	1,464,193
Investment in available-for-sale securities	-	497
Deferred tax assets	97,431	71,099
Other long-lived assets	45,523	57,921
Identified intangible assets, net	38,266	44,083
Property, plant and equipment, net	1,189,921	1,241,752
Total assets	$2,913,869	$2,879,545

Accounts payable	$312,365	$328,864
Account payable to JBS USA, LLC	13,436	11,653
Accrued expenses and other current liabilities	283,540	281,797
Income taxes payable	468	-
Current deferred tax liabilities	104,482	79,248
Current maturities of long-term debt	15,886	15,611
Total current liabilities	730,177	717,173
Long-term debt, less current maturities	1,148,870	1,408,001
Note payable to JBS USA Holdings, Inc.	-	50,000
Other long-term liabilities	125,825	145,941
Total liabilities	2,004,872	2,321,115
Common stock	2,590	2,143
Additional paid-in capital	1,642,003	1,443,484
Accumulated deficit	(669,711)	(843,945)
Accumulated other comprehensive loss	(68,511)	(46,070)
Total Pilgrim’s Pride Corporation stockholders’ equity	906,371	555,612
Noncontrolling interest	2,626	2,818
Total stockholders’ equity	908,997	558,430
Total liabilities and stockholders' equity	$2,913,869	$2,879,545

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 30	December 25	December 30	December 25
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net sales	$2,189,661	$1,829,308	$8,121,382	$7,535,698
Costs and expenses:
Cost of sales	2,114,118	1,809,120	7,685,550	7,675,277
Operational restructuring charges	-	-	-	1,958
Gross profit (loss)	75,543	20,188	435,832	(141,537)
Selling, general and administrative expense	45,564	48,652	177,041	205,143
Administrative restructuring charges, net	2,528	14,589	8,449	26,911
Operating income (loss)	27,451	(43,053)	250,342	(373,591)

Interest expense	26,496	28,668	104,926	111,532
Interest income	(511)	(154)	(1,397)	(1,465)
Foreign currency transaction losses (gains)	607	1,366	(4,810)	12,601
Miscellaneous, net	(1,167)	(2,896)	(1,439)	(9,133)

Income (loss) before income taxes	2,026	(70,037)	153,062	(487,126)
Income tax expense (benefit)	(20,324)	15,026	(20,980)	8,564
Net income (loss)	22,350	(85,063)	174,042	(495,690)
Less: Net income (loss) attributable to
noncontrolling interests	(423)	292	(192)	1,082
Net income (loss) attributable to
Pilgrim’s Pride Corporation	$22,773	$(85,355)	$174,234	$(496,772)

Weighted average shares of common stock
outstanding:
Basic	258,726	224,996	250,101	214,282
Diluted	258,887	224,996	250,216	214,282

Net income (loss) per share of common stock
outstanding:
Basic	$0.09	$(0.40)	$0.70	$(2.21)
Diluted	$0.09	$(0.40)	$0.70	$(2.21)

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Cash Flows

	Twelve Months Ended
	December 30	December 25
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$174,042	$(495,690)
Adjustments to reconcile net income (loss) attributable to Pilgrim’s Pride
Corporation to cash provided by (used in) operating activities:
Depreciation and amortization	147,414	209,061
Asset impairment	2,770	22,895
Foreign currency transaction losses (gains)	(5,261)	9,980
Accretion of bond discount	456	453
Gain on property disposals	5,306	(4,271)
Share-based compensation	684	567
Deferred income tax benefit	(1.098)	(7,097)
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	12,680	53,273
Trade accounts and other receivables	(14,137)	(63,987)
Inventories	(65,870)	122,827
Prepaid expenses and other current assets	(2,600)	27,068
Accounts payable and accrued expenses	(16,520)	(7,274)
Income taxes	(33,714)	4,683
Deposits	1,783	2,174
Long-term pension and other postretirement obligations	(2,700)	—
Other	(3,611)	(3,653)
Cash provided by (used in) operating activities	199,624	(128,991)
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(90,327)	(135,968)
Purchases of investment securities	(162)	(4,596)
Proceeds from sale or maturity of investment securities	688	15,852
Proceeds from business disposition to Swift Pork Company	—	13,000
Proceeds from business disposition to JBS Trading International, Inc.	—	24,479
Proceeds from property sales and disposals	29,400	29,044
Cash used in investing activities	(60,401)	(58,189)
Cash flows from financing activities:
Payments on notes payable to JBS USA	(50,000)	—
Proceeds from notes payable to JBS USA	—	50,000
Proceeds from long-term debt	851,400	965,689
Payments on long-term debt	(1,110,711)	(881,833)
Proceeds from sale of common stock	198,282	—
Purchase of remaining interest in subsidiary	—	(2,504)
Payment of capitalized loan costs	—	(4,395)
Other financing activities	—	(107)
Cash provided by (used in) financing activities	(111,029)	126,850
Effect of exchange rate changes on cash and cash equivalents	(1,623)	(4,138)
Increase (decrease) in cash and cash equivalents	26,571	(64,468)
Cash and cash equivalents, beginning of period	41,609	106,077
Cash and cash equivalents, end of period	68,180	41,609

PILGRIM'S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

NOTE: “EBITDA” is defined as the sum of income (loss) from continuing operations plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as the sum of EBITDA plus restructuring charges, reorganization items and loss on early extinguishment of debt less net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA from continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
	December 30	December 25	December 30	December 25
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net income (loss) from continuing	$22,350	$(85,063)	$174,042	$(495,690)
Add:
Income tax expense (benefit)	(20,325)	15,026	(20,980)	8,564
Interest expense, net	25,985	28,514	103,529	110,067
Depreciation and amortization	39,088	52,355	147,414	211,780
Minus:
Amortization of capitalized loan costs	2,658	2,515	10,063	9,522
EBITDA	64,439	8,317	393,941	(174,801)
Add:
Restructuring charges	2,528	14,589	8,449	30,634
Minus:
Net income (loss) attributable to
noncontrolling interests	(423)	292	(192)	1,082
Adjusted EBITDA	$67,391	$22,614	$402,583	$(145,249)

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Twelve Months Ended
	December 30	December 25
	2012	2011
Net sales to customers by country of origin:	(In thousands)
US:
Prepared chicken	$2,239,289	$2,135,337
Fresh chicken	3,583,854	3,160,429
Export and other chicken by-products	817,723	808,038
Other products	608,619	674,923
Total US net sales:	7,249,485	6,778,727

Mexico:
Chicken	758,023	720,333
Other products	113,874	36,638
Total Mexico net sales	871,897	756,971
Total net sales	$8,121,382	$7,535,698

	Three Months Ended		Twelve Months Ended
	December 30	December 25	December 30	December 25
	2012	2011	2012	2011
	(In thousands)		(In thousands)
Net sales to customers by country of origin:
US:	$1,937,207	$1,645,434	$7,249,485	$6,778,727
Mexico:	252,455	183,874	871,897	756,971
Total net sales	$2,189,662	$1,829,308	$8,121,382	$7,535,698

Cost of sales by country of origin:
US:	$1,893,170	$1,621,653	$6,916,874	$6,936,970
Mexico:	220,949	187,467	768,676	738,307
Total net sales	$2,114,119	$1,809,120	$7,685,550	$7,675,277

Components of gross profit
US:	$44,037	$23,781	$332,611	$(158,243)
US - Operational Restructuring:	-	-	-	(3,304)
Mexico:	31,506	(3,593)	103,221	18,663
Total net sales	$75,543	$20,188	$435,832	$(142,884)